Exhibit 99.1

Tenon Medical Accelerates Commercial Scale with Own Infrastructure to Support Top Line Growth, Terminates National Distribution Agreement for Company’s Catamaran™ SI Joint Fusion System

~ Tenon reaches amicable termination with exclusive distributor partner, SpineSource ~

~ SpineSource to support transition over 6-month period ~

LOS GATOS, Calif. – October 11, 2022 - Tenon Medical, Inc. (“Tenon” or the “Company”) (NASDQ: TNON), a company transforming care for patients suffering with certain sacroiliac disorders, today announced the termination of its national distribution agreement with distribution partner, SpineSource, for the Company’s Catamaran™ SI Joint Fusion System. The termination of the exclusive partnership comes following the Company’s April Initial Public Offering (“IPO”) and supports acceleration of its commercial scale and investment to achieve its revenue growth targets. Due to the evolving nature of the business model, both parties have decided to terminate the current legacy distribution agreement in an effort to move forward in a mutually beneficial manner, as of October 6, 2022. Effective immediately, Tenon has assumed control of all commercial distribution activities.

With the full support of SpineSource, Tenon has begun developing its own commercial infrastructure and sales management team that will partner with current independent spine distributors procured by SpineSource to represent the Company’s Catamaran SI Joint Fusion System. SpineSource will continue to provide logistical services, sales expertise, and support to Tenon over the next six months to help facilitate a seamless transition.

“The Catamaran is one of the most impressive new technologies we have been a part of in our 18-year history. Modifying this business model is in the best interest for everyone involved,” states Tom Mitchell, President and CEO of SpineSource

“We are extremely appreciative of the partnership and effort that SpineSource has provided to Tenon, representing our Catamaran SI Joint Fusion System to physicians and medical institutions across the country,” states Steven M. Foster, President and CEO of Tenon. “This is a truly exciting time for Tenon as we move rapidly to scale our own commercial organization, positioning ourselves for sustainable growth throughout the coming quarters and years, ultimately returning value to our shareholders. Our participation at this week’s North American Spine Meeting in Chicago is targeted as our national launch of our Catamaran SI Joint Fixation Device.”

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive Inferior-Posterior approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Trans-Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, transfixing the SI joint along its longitudinal axis. With an entry that mimics SI joint injection, the surgical approach is direct to the joint and inferior to the wide and variable dorsal recess. The angle and trajectory of the Inferior-Posterior approach is designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Tenon is preparing a national launch of this system to address the greatly underserved market opportunity that exists in this space. For more information, please visit https://www.tenonmed.com/.

The Tenon Medical logo and Tenon Medical, are registered trademarks of Tenon Medical, Inc. Catamaran is a trademark of Tenon Medical, Inc.

Safe Harbor

This press release contains "forward-looking statements," which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking often contain words such as "intends," "estimates," "anticipates," "hopes," "projects," "plans," "expects," "seek," "believes," "see," "should," "will," "would," "target," and similar expressions and the negative versions thereof. Such statements are based on Tenon's experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Registration Statement on Form S-1 on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled "Risk Factors". We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine: 203-741-8811

MZ North America

tenon@mzgroup.us